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TABLE OF CONTENTS_P

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-168433

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit	Aggregate maximum offering price	Amount of registration fee(2)

Common Stock, par value $.0001 per share	3,399,932	$13.25	$45,049,099	$3,212

Common Stock, par value $.0001 per share	50,068	$14.48	$724,985	$52

(1)
Pursuant to Rule 416 of the Securities Act of 1933, as amended (the "Securities Act"), the common stock of the registrant offered hereby shall be deemed to cover additional securities to be issued as a result of stock splits, stock dividends or similar transactions.

(2)
Payment of the registration fee is being made in accordance with Rules 456(b) and 457(r). In addition, $3,264 of the registration fee is being offset, pursuant to Rule 457(p) under the Securities Act, by the registration fees paid in connection with unsold securities registered by the registrant under Registration Statement No. 333-137124 (initially filed on September 6, 2006).

PROSPECTUS SUPPLEMENT
(To prospectus dated July 30, 2010)

3,000,000 Shares

Common Stock

                We are offering 3,000,000 shares of our common stock, including 34,530 shares to Andrew J. Littlefair, our President and Chief Executive Officer and a director, 6,906 shares to James N. Harger, our Chief Marketing Officer, 3,453 shares to Mitchell W. Pratt, our Senior VP, Engineering, Operations and Public Affairs, and 5,179 shares to Barclay F. Corbus, our Senior VP, Strategic Development. Our common stock is traded on the NASDAQ Global Market under the symbol "CLNE." The last reported sales price of our common stock on the NASDAQ Global Market on November 10, 2010, was $14.49 per share.

                Investing in our common stock involves significant risks. You should carefully consider the risks described under "Risk Factors" beginning on page S-6 of this prospectus supplement and the risk factors contained or incorporated by reference in this prospectus supplement and the accompanying prospectus from documents we file with the Securities and Exchange Commission.

	Per Share	Total
Public offering price(1)	$13.250	$39,811,583.64
Underwriting discount(1)	$0.795	$2,345,195.94
Proceeds, before expenses, to Clean Energy(1)	$12.455	$37,466,387.70

(1)
The purchase price to be paid by Messrs. Littlefair, Harger, Pratt and Corbus for an aggregate of up to 50,068 shares will be $14.48 per share, which was the consolidated closing bid price of our common stock on the NASDAQ Global Market on November 10, 2010. The underwriters will receive no discount or commission on such shares. We expect that proceeds, before expenses, to Clean Energy for such shares will be $724,984.64.

                The underwriters may also purchase up to an additional 450,000 shares from Clean Energy at the public offering price, less the underwriting discount, within 30 days from the date of this prospectus supplement to cover overallotments.

                Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                The shares are expected to be ready for delivery on or about November 16, 2010.

Sole Book-Running Manager

BofA Merrill Lynch

Co-Manager

Craig-Hallum Capital Group

The date of this prospectus supplement is November 11, 2010.

ABOUT THIS PROSPECTUS SUPPLEMENT

              This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this common stock offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering. Generally, when we refer only to the "prospectus," we are referring to both parts combined. If the information varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement

i

in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement in accordance with Rule 412 under the Securities Act of 1933, as amended.

              You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus and any related free writing prospectus, as modified and superseded pursuant to Rule 412 under the Securities Act. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell common stock in any jurisdiction where the offer or sale is not permitted. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of the common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any common stock offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus and any related free writing prospectus that we authorized to be delivered to you is only accurate as of the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus and any related free writing prospectus that we authorized to be delivered to you when making your investment decision. You should also read and consider the information in the documents we have referred you to in the section of this prospectus supplement entitled "Where You Can Find More Information" and in the section of the accompanying prospectus entitled "Available Information."

              References in this prospectus to "Clean Energy," the "Company," "we," "us" and "our" refer to Clean Energy Fuels Corp., a company incorporated in Delaware, unless the context otherwise requires.

ii

PROSPECTUS SUPPLEMENT SUMMARY

              This summary highlights important features about us, this offering and the information included in this prospectus supplement, the accompanying prospectus and the documents and information we incorporate by reference. This summary is not complete and does not contain all of the information that you should consider before making an investment decision with respect to our common stock. To fully understand this offering and its consequences to you, you should read "Risk Factors" beginning on page S-6 of this prospectus supplement and Part II, Item 1A "Risk Factors" in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2010. Unless the context otherwise indicates, the information included in this prospectus supplement assumes that the underwriters do not exercise their option to purchase additional common stock.

 Clean Energy Fuels Corp.

Our Business

              We provide natural gas solutions for vehicle fleets primarily in the United States and Canada. Our primary business activity is selling compressed natural gas, or CNG, and liquefied natural gas, or LNG, vehicle fuel to our customers. We also build, operate and maintain fueling stations, manufacture and service advanced natural gas fueling compressors and related equipment, process and sell renewable biomethane and provide natural gas vehicle conversions. Our customers include fleet operators in a variety of markets, such as public transit, refuse hauling, airports, taxis and regional trucking. In April 2008, we opened our first CNG station in Lima, Peru, through our joint venture, Clean Energy del Peru. In August 2008, we acquired 70% of the outstanding membership interest of Dallas Clean Energy, LLC, or DCE. DCE owns a facility that collects, processes and sells renewable biomethane collected from a landfill in Dallas, Texas. On October 1, 2009, we acquired 100% of BAF Technologies, Inc., or BAF, a company that provides natural gas conversions, alternative fuel systems, application engineering, service and warranty support and research and development for natural gas vehicles. On September 7, 2010, we acquired the advanced natural gas fueling compressor and related equipment manufacturing and servicing business of I.M.W. Industries Ltd., or IMW.

Recent Developments

Purchase of the IMW Acquired Business

              On September 7, 2010, we completed our purchase of the advanced natural gas fueling compressor and related equipment manufacturing and servicing business of IMW. The acquired business is headquartered near Vancouver, British Columbia, has a second manufacturing facility near Shanghai, China and has sales and service offices in Bangladesh, Colombia and the United States. We believe this acquisition will enable us to participate in the growth of natural gas vehicle fueling overseas and in North America, and enable us to offer our customers a wider variety of natural gas vehicle fueling solutions.

Northstar Letter of Intent

              On August 30, 2010, we executed a non-binding Letter of Intent to acquire all of the outstanding interests or substantially all of the assets of Wyoming Northstar Incorporated and its affiliates, or Northstar. Northstar is primarily engaged in manufacturing, constructing and servicing LNG and liquid-to-compressed natural gas, or LCNG, fueling facilities. Subject to the completion of our due diligence investigation of Northstar and the execution of a definitive purchase agreement, we agreed to purchase the Northstar business for consideration of up to $16 million, with $6.5 million payable at closing and a portion of the consideration to be allocated to employee retention programs. The remaining consideration would be payable in equal payments over the five years following the acquisition. The acquisition is subject to the final approval of a committee of our Board of Directors and Northstar's Board of Directors. We plan to complete due diligence and negotiation of the definitive agreement as soon as practicable, but there is no guarantee that we will be successful in completing the acquisition on these terms or at all.

Amendment and Exercise of Series I Warrant

              In connection with our registered direct offering, which closed on November 3, 2008, we issued Series I warrants to purchase up to 3,314,394 shares of our common stock. As of November 9, 2010, the Series I warrants had an exercise price of $12.68 per share. On November 10, 2010, we entered into an amendment to a Series I warrant to purchase 1,183,712 shares of our common stock, pursuant to which the expiration date of such warrant was changed to November 10, 2010 and, in consideration of the modification to the expiration date, we agreed to pay the holder of such warrant approximately $3.2 million. We received notice on November 10, 2010, that such warrant is being exercised in full, and expect to issue 1,183,712 shares of common stock for an aggregate exercise price of approximately $15.0 million prior to or concurrent with the closing of this offering.

Republic Services Agreement

              On November 8, 2010, we announced that we entered a renewable biomethane recovery agreement with Republic Services, Inc., or Republic. Pursuant to the agreement, we plan to build a high-BTU landfill gas processing plant at Republic's Sauk Trail Hills Landfill in Canton, Michigan, which will produce renewable natural gas for injection into the natural gas pipeline system. The renewable natural gas will be distributed for vehicle fuel use to Republic natural gas fleets and for direct use by renewable power customers. When the landfill-gas-to-energy processing facility is fully operational, output of clean, green biomethane is expected to equate to 6 million diesel gasoline gallon equivalents annually. Production is expected to begin in early 2012. Republic also, under other agreements, contracted us to build, operate and maintain 14 CNG refuse vehicle fueling stations and to provide Republic LNG refuse fleets in California with approximately 3 million gallons of LNG vehicle fuel per year.

Corporate Information

              Our principal executive offices are located at 3020 Old Ranch Parkway, Suite 400, Seal Beach, California 90740, and our main telephone number is (562) 493-2804. Our Internet address is www.cleanenergyfuels.com. Except for the documents referred to under "Where You Can Find More Information" that are specifically incorporated by reference into this prospectus supplement and the accompanying prospectus, information contained on our website or that can be accessed through our website does not constitute a part of this prospectus supplement or the accompanying prospectus. We have included our website address only as an inactive textual reference and do not intend it to be an active link to our website.

The Offering

Common stock offered by us	3,000,000 shares
Common stock expected to be outstanding after this offering	69,127,313 shares (69,577,313 shares if the underwriters exercise their overallotment option in full)
Use of proceeds

We intend to use the net proceeds from this offering for working capital and other general corporate purposes, which may include capital expenditures related to station construction activities, our LNG plants and our biomethane production plant, future payments due in connection with our purchase of IMW's business or future acquisitions of natural gas fueling infrastructure, vehicle or services businesses and biomethane production assets, including the potential acquisition of Northstar.

Risk factors

You should read the risk factors beginning on page S-6 of this prospectus supplement, page 4 of the accompanying prospectus and under "Risk Factors" in Part II, Item 1A of our Quarterly Report on Form 10-Q filed on November 8, 2010 (which document is incorporated by reference herein), and the other documents incorporated herein by reference, as well as the other cautionary statements throughout this prospectus supplement, to ensure you understand the risks associated with an investment in our common stock.

NASDAQ Global Market symbol	CLNE

              The number of shares of common stock expected to be outstanding immediately after this offering as shown above is based on 64,943,601 shares of common stock outstanding as of November 2, 2010. The number of shares of common stock to be outstanding immediately after this offering also includes 1,183,712 shares of common stock issuable upon exercise of a Series I warrant. We received notice on November 10, 2010, that such warrant is being exercised in full, and expect to issue the shares subject to such warrant prior to or concurrent with the closing of this offering. See "—Recent Developments—Amendment and Exercise of Series I Warrant." The number of shares of common stock to be outstanding immediately after this offering excludes:

  •
  450,000 shares of common stock issuable if the underwriters exercise their option to purchase additional shares of common stock in full;

  •
  15,000,000 shares of common stock issuable upon the exercise of outstanding warrants held by T. Boone Pickens at an exercise price of $10.00 per share;

  •
  2,130,682 shares of common stock issuable upon the exercise of additional Series I warrants sold in our registered direct offering completed in November 2008;

  •
  9,563,055 shares of common stock issuable upon the exercise of outstanding options; and

  •
  937,337 shares of common stock reserved and available for future issuance under our equity incentive plans.

CAPITALIZATION

              The following table sets forth our cash and cash equivalents and our capitalization as of September 30, 2010, on:

  •
  an actual basis;

  •
  an as adjusted basis to give effect to the expected issuance of 1,183,712 shares of our common stock upon exercise of a portion of our Series I warrants (assuming an exercise price of $10.00 per share), and after deducting underwriting commissions relating to such exercise; and

  •
  an as further adjusted basis to give effect to the sale of 3,000,000 shares of common stock offered hereby at the prices described on the cover page of this prospectus supplement (assuming no exercise of the underwriters' overallotment option) and after deducting underwriting discounts and commissions and estimated offering expenses.

              You should read the following table in conjunction with the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our financial statements and notes included in our Annual Report on Form 10-K for the year ended December 31, 2009, and in our Quarterly Report on Form 10-Q for the three months ended September 30, 2010, which are incorporated by reference in this prospectus supplement.

	As of September 30, 2010 (Unaudited)
	Actual	As Adjusted	As Further Adjusted
Cash and cash equivalents	$32,178,575	$43,660,581	$80,926,969

Long-term debt and capital lease obligations	$33,175,323	$33,175,323	$33,175,323
Stockholders' equity:
Preferred stock, $0.0001 par value per share; 1,000,000 shares authorized; no shares issued and outstanding, actual, as adjusted and as further adjusted	—	—	—
Common stock, $0.0001 par value per share; 149,000,000 shares authorized; 64,931,101 shares, 66,114,813 shares, and 69,114,813 shares issued and outstanding, respectively	6,493	6,611	6,911
Additional paid-in capital	506,775,337	518,257,225	555,523,313
Accumulated deficit	(165,711,509)	(165,711,509)	(165,711,509)
Accumulated other comprehensive income (loss)	(2,915,569)	(2,915,569)	(2,915,569)

Total stockholders' equity of Clean Energy Fuels Corp.	338,154,752	349,636,758	386,903,146
Noncontrolling interest in subsidiary	3,159,350	3,159,350	3,159,350

Total equity	341,314,102	352,796,180	390,062,496

Total capitalization	$374,489,425	$385,971,431	$423,237,819

              The table above excludes the following shares:

  •
  450,000 shares of common stock issuable if the underwriters exercise their option to purchase additional shares of common stock in full;

  •
  15,000,000 shares of common stock issuable upon the exercise of outstanding warrants held by T. Boone Pickens at an exercise price of $10.00 per share;

  •
  2,130,682 shares of common stock issuable upon the exercise of additional Series I warrants sold in our registered direct offering completed in November 2008;

  •
  9,563,055 shares of common stock issuable upon the exercise of outstanding options at a weighted average exercise price of $9.79 per share (of which options to purchase 5,879,328 shares of our common stock at a weighted average exercise price of $8.97 per share were exercisable); and

  •
  937,337 shares of common stock reserved and available for future issuance under our equity incentive plans.

RISK FACTORS

              An investment in our common stock involves a substantial risk of loss. You should carefully consider these risk factors and the matters discussed under "Risk Factors" in Part II, Item 1A of our Quarterly Report on Form 10-Q filed on November 8, 2010 (which document is incorporated by reference herein), together with all of the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, as modified and superseded pursuant to Rule 412 under the Securities Act, before you decide to purchase shares of our common stock. The occurrence of any such risks could harm our business. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our operations. You should also refer to the other information contained in this prospectus supplement and the accompanying prospectus or incorporated by reference, including our financial statements and the notes to those statements, and the information set forth under the caption "Cautionary Note Regarding Forward-Looking Statements."

Sales of outstanding shares of our stock into the market in the future could cause the market price of our stock to drop significantly.

              If our stockholders sell, or indicate an intention to sell, substantial amounts of our common stock in the public market, the trading price of our common stock could decline. As of September 30, 2010, 64,931,101 shares of our common stock were outstanding. The 11,500,000 shares sold in our initial public offering, the 4,419,192 shares of common stock and the 3,314,394 shares of common stock subject to outstanding warrants sold in our registered direct offering that closed on November 3, 2008, and the 9,430,000 shares of our common stock sold in our common stock offering that closed July 1, 2009 are freely tradable without restriction or further registration under federal securities laws unless purchased by our affiliates.

              In addition, upon the closing of our purchase of the advanced natural gas fueling compressor and related equipment manufacturing and servicing business of IMW, we issued 4,017,408 shares of our common stock, which were registered for immediate resale. As of November 9, 2010, 1,172,400 of such shares had been sold, and the remaining 2,845,008 shares issued in the IMW transaction are eligible for resale into the public market.

              Shares held by non-affiliates for more than six months may generally be sold without restriction, other than a current public information requirement, and may be sold freely without any restrictions after one year. All other outstanding shares of common stock may be sold under Rule 144 under the Securities Act, subject to applicable restrictions.

              In addition, as of September 30, 2010, there were 9,563,055 shares underlying outstanding options and 18,314,394 shares underlying outstanding warrants (including the 3,314,394 Series I warrant shares sold in our registered direct offering which closed on November 3, 2008). All shares subject to outstanding options and warrants are eligible for sale in the public market to the extent permitted by the provisions of various option and warrant agreements and Rule 144; provided that shares subject to outstanding Series I Warrants are freely tradable without restriction or further registration under federal securities laws. If these additional shares are sold, or if it is perceived that they will be sold in the public market, the trading price of our stock could decline. As described under "Prospectus Supplement Summary—Recent Developments—Amendment and Exercise of Series I Warrant," we received notice on November 10, 2010, that the holder of a Series I warrant to purchase 1,183,712 shares of our common stock is exercising such warrant in full, and expect to issue the shares subject to such warrant prior to or concurrent with the closing of this offering. The shares of common stock issued in connection with such exercise will be eligible for resale into the public market.

              Further, as of September 30, 2010, 16,539,720 shares of our stock held by our co-founder and board member T. Boone Pickens are subject to pledge agreements with banks. Should one or more of the banks be forced to sell the shares subject to the pledge, the trading price of our stock could also decline. In addition, a number of our directors and executive officers have entered into Rule 10b5-1 Sales Plans with a broker to sell shares of our common stock that they hold or that may be acquired upon the exercise of stock options. Sales under these plans will occur automatically without further action by the director or officer once the price and/or date parameters of the selling plan are achieved. As of September 30, 2010, 1,803,765 shares in the aggregate were subject to future sale by our named executive officers and directors under these selling plans. All sales of common stock under the plans will be reported through appropriate filings with the SEC

You will experience immediate dilution in the book value per share of the common stock you purchase.

              Because the price per share of our common stock being offered is substantially higher than the book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. Based on the public offering price of $13.25 per share, if you purchase shares of common stock in this offering, you will suffer immediate and substantial dilution of $10.19 per share in the net tangible book value of the common stock. See "Dilution" on page S-9 for a more detailed discussion of the dilution you will incur in this offering.

We have broad discretion in how we use the net proceeds of this offering, and we may not use these proceeds effectively or in ways with which you agree.

              Our management will have broad discretion as to the application of the net proceeds of this offering and could use them for purposes other than those contemplated at the time of this offering. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for corporate purposes that may not yield profitable results or increase the market price of our common stock.

 USE OF PROCEEDS

              We estimate that our net proceeds from the sale of 3,000,000 shares of common stock offered by us in this offering pursuant to this prospectus supplement will be approximately $37.3 million (approximately $42.9 million if the underwriters exercise their overallotment option in full), after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

              We currently intend to use the net proceeds from this offering for working capital and other general corporate purposes, which may include capital expenditures related to station construction activities, our LNG plants and our biomethane production plant, future payments due in connection with our purchase of IMW's business or future acquisitions of natural gas fueling infrastructure, vehicle or services businesses and biomethane production assets, including the potential acquisition of Northstar. We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management team will have broad discretion to allocate the net proceeds from this offering and investors will be relying on the judgment of management with regard to the use of proceeds. Pending application of the net proceeds, we may temporarily invest the net proceeds in short-term marketable securities.

PRICE RANGE OF COMMON STOCK

              Our common stock is listed on the NASDAQ Global Market under the symbol "CLNE." The last reported sales price for our common stock on November 10, 2010, was $14.49 per share. The following table sets forth information on the range of high and low prices for our common stock during the periods indicated.

	High	Low
Fiscal Year ended December 31, 2008
First Quarter	$16.84	$11.75
Second Quarter	$15.47	$10.15
Third Quarter	$19.95	$10.33
Fourth Quarter	$14.70	$3.23

Fiscal Year ended December 31, 2009
First Quarter	$7.61	$4.62
Second Quarter	$10.25	$5.89
Third Quarter	$15.18	$7.81
Fourth Quarter	$16.57	$10.95

Fiscal Year ended December 31, 2010
First Quarter	$23.70	$15.15
Second Quarter	$23.65	$13.48
Third Quarter	$19.36	$13.95
Fourth Quarter (through November 10, 2010)	$15.80	$13.14

DIVIDEND POLICY

              We currently intend to retain any future earnings to finance the growth, development and expansion of our business and do not anticipate paying cash dividends in the future. Payments of future dividends, if any, will be at the discretion of our Board of Directors after taking into account various factors, including our business, operating results and financial condition, current and anticipated cash needs, plans for expansion, and any legal or contractual restrictions on the payment of dividends.

DILUTION

              Our historical net tangible book value (deficit) as of September 30, 2010, was approximately $162.6 million, or $2.50 per share of common stock. Historical net tangible book value per share is determined by dividing our total tangible assets (total assets less intangible assets), less total liabilities, by the number of outstanding shares of our common stock.

              After giving effect to the sale of 3,000,000 shares of common stock in this offering (at a public offering price of $13.25 per share for 2,949,932 shares and a purchase price of $14.48 per share for 50,068 shares expected to be purchased by certain members of management) and the issuance of 1,183,712 shares of common stock subject to a Series I warrant that we received notice on November 10, 2010 is being exercised in full, and after deduction of underwriting discounts and commissions and all estimated offering expenses payable by us, our net tangible book value as of September 30, 2010 would have been approximately $211.3 million, or $3.06 per share of common stock. This represents an immediate increase in net tangible book value of $0.56 per share to our existing shareholders and an immediate dilution in tangible net book value of $10.19 per share to investors participating in this offering. The following table illustrates this dilution per share to investors participating in this offering:

Public offering price per share:		$13.25
Net tangible book value per share as of September 30, 2010	$2.50
Increase per share attributable to new investors participating in this offering		$0.56
As adjusted net tangible book value per share after this offering	$3.06
Dilution per share to new investors participating in this offering:		$10.19

              Except as otherwise described herein, the above illustration of dilution per share to investors participating in this offering assumes no exercise of outstanding options to purchase our common stock or outstanding warrants to purchase shares of our common stock.

              The above discussion and table are based on 64,931,101 shares of our common stock outstanding as of September 30, 2010, and includes 1,183,712 shares of common stock subject to a Series I warrant that we received notice on November 10, 2010 is being exercised in full. This number excludes:

  •
  450,000 shares of common stock issuable if the underwriters exercise their option to purchase additional shares of common stock in full;

  •
  15,000,000 shares of common stock issuable upon the exercise of outstanding warrants held by T. Boone Pickens at an exercise price of $10.00 per share;

  •
  2,130,682 shares of common stock issuable upon the exercise of additional Series I warrants sold in our registered direct offering completed in November 2008;

  •
  9,563,055 shares of common stock issuable upon the exercise of outstanding options; and

  •
  937,337 shares of common stock reserved and available for future issuance under our equity incentive plans.

 UNDERWRITING

              Merrill Lynch, Pierce, Fenner & Smith Incorporated is acting as the representative of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the number of shares of common stock set forth opposite its name below.

Underwriter	Number of Shares
Merrill Lynch, Pierce, Fenner & Smith Incorporated	2,400,000
Craig-Hallum Capital Group LLC	600,000

Total	3,000,000

              Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the shares sold under the underwriting agreement if any of these shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

              We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

              The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer's certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

              The representative has advised us that the underwriters propose initially to offer the shares to the public at the public offering price set forth on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of $0.47 per share. After the initial offering, the public offering price, concession or any other term of the offering may be changed.

              The following table shows the public offering price, underwriting discount and proceeds before expenses to us. The information assumes either no exercise or full exercise by the underwriters of their overallotment option.

	Per Share	Without Option	With Option
Public offering price(1)	$13.250	$39,811,583.64	$45,774,083.64
Underwriting discount(1)	$0.795	$2,345,195.94	$2,702,945.94
Proceeds, before expenses, to Clean Energy(1)	$12.455	$37,466,387.70	$43,071,137.70

(1)
The purchase price to be paid by Messrs. Littlefair, Harger, Pratt and Corbus for an aggregate of up to 50,068 shares will be $14.48 per share, which was the consolidated closing bid price of our common stock on the NASDAQ Global Market on November 10, 2010. The underwriters will receive no discount or commission on such shares. We expect that proceeds, before expenses, to Clean Energy for such shares will be $724,984.64.

              The expenses of the offering, not including the underwriting discount, are estimated at $200,000 and are payable by us.

Overallotment Option

              We have granted an option to the underwriters, exercisable for 30 days after the date of this prospectus, to purchase up to 450,000 additional shares at the public offering price, less the underwriting discount. The underwriters may exercise this option solely to cover any overallotments. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional shares proportionate to each underwriter's initial amount reflected in the above table.

              Andrew J. Littlefair, our President and Chief Executive Officer and a director, expects to purchase 34,530 shares of common stock in this offering, James N. Harger, our Chief Marketing Officer, expects to purchase 6,906 shares of common stock in this offering, Mitchell W. Pratt, our Senior VP, Engineering, Operations and Public Affairs, expects to purchase 3,453 shares of common stock in this offering and Barclay F. Corbus, our Senior VP, Strategic Development, expects to purchase 5,179 shares of common stock in this offering directly from the underwriters at a price of $14.48 per share, which is the consolidated closing bid price of our common stock on the NASDAQ Global Market on November 10, 2010. The underwriters will receive no underwriting discount or commission on the sale of these shares to Messrs. Littlefair, Harger, Pratt and Corbus.

No Sales of Similar Securities

              We, Andrew J. Littlefair, James N. Harger, Richard R. Wheeler, Mitchell W. Pratt, and Barclay F. Corbus, have agreed, with exceptions, not to sell or transfer any common stock or securities convertible into, exchangeable for, exercisable for, or repayable with common stock, for sixty (60) days after the date of this prospectus without first obtaining the written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated. Specifically, we, and such officers, have agreed, with certain exceptions, not to directly or indirectly:

  •
  offer, pledge, sell or contract to sell any common stock,

  •
  sell any option or contract to purchase any common stock,

  •
  purchase any option or contract to sell any common stock,

  •
  grant any option, right or warrant for the sale of any common stock,

  •
  lend or otherwise dispose of or transfer any common stock,

  •
  request or demand that we file a registration statement related to the common stock, or

  •
  enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any common stock whether any such swap or transaction is to be settled by delivery of shares or other securities, in cash or otherwise.

              This lock-up provision applies to common stock and to securities convertible into or exchangeable or exercisable for or repayable with common stock. It also applies to common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition. In the event that either (x) during the last 17 days of the lock-up period referred to above, we issue an earnings release or material news or a material event relating to the Company occurs or (y) prior to the expiration of the lock-up period, we announce that we will release earnings results or become aware that material news or a material event will occur during the 16-day period beginning on the last day of the lock-up period, the restrictions described above shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

              Our directors, including T. Boone Pickens, and certain of our officers, including Brad Miller, President-Clean Energy Compression (formerly IMW), and John Bacon, President-BAF Technology, are not subject to this lock-up.

NASDAQ Global Market Listing

              The shares are listed on the NASDAQ Global Market under the symbol "CLNE."

Price Stabilization, Short Positions

              Until the distribution of the shares is completed, Securities and Exchange Commission, or SEC, rules may limit underwriters and selling group members from bidding for and purchasing our common stock. However, the representative may engage in transactions that stabilize the price of the common stock, such as bids or purchases to peg, fix or maintain that price.

              In connection with the offering, the underwriters may purchase and sell our common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. "Covered" short sales are sales made in an amount not greater than the underwriters' overallotment option described above. The underwriters may close out any covered short position by either exercising their overallotment option or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the overallotment option. "Naked" short sales are sales in excess of the overallotment option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of shares of common stock made by the underwriters in the open market prior to the completion of the offering.

              Similar to other purchase transactions, the underwriters' purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on the NASDAQ Global Market, in the over-the-counter market or otherwise.

              Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor any of the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Passive Market Making

              In connection with this offering, underwriters and selling group members may engage in passive market making transactions in the common stock on the NASDAQ Global Market in accordance with Rule 103 of Regulation M under the Exchange Act during a period before the commencement of offers or sales of common stock and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker's bid, that bid must then be lowered when specified purchase limits are exceeded. Passive market making may cause the price of our common stock to be higher than the price that otherwise would exist in the open market in the absence of those transactions. The underwriters and dealers are not required to engage in passive market making and may end passive market making activities at any time.

Electronic Offer, Sale and Distribution of Shares

              In connection with the offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail. In addition, the underwriters may facilitate Internet distribution for this offering to certain of its Internet subscription customers. The underwriters may allocate a limited number of shares for sale to their online brokerage customers. An electronic prospectus is available on the Internet website maintained by the underwriters. Other than the prospectus in electronic format, the information on each underwriters' website is not part of this prospectus.

Other Relationships

              Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

              In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Notice to Prospective Investors in the EEA

              In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), an offer to the public of any shares which are the subject of the offering contemplated by this prospectus may not be made in that Relevant Member State once the prospectus has been approved by the competent authority in such Relevant Member State and published in accordance with the Prospectus Directive, except that an offer to the public in that Relevant Member State of any shares may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

    (a)
    to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

    (b)
    to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000; and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

    (c)
    by the underwriters to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of representatives for any such offer; or

    (d)
    in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of shares shall result in a requirement for the publication by us or any representative of a prospectus pursuant to Article 3 of the Prospectus Directive.

              Any person making or intending to make any offer of shares within the EEA should only do so in circumstances in which no obligation arises for us or any of the underwriters to produce a prospectus for such offer. Neither we nor the underwriters have authorized, nor do they authorize, the making of any offer of shares through any financial intermediary, other than offers made by the underwriters which constitute the final offering of shares contemplated in this prospectus.

              For the purposes of this provision, the expression an "offer to the public" in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase any shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

              Each person in a Relevant Member State who receives any communication in respect of, or who acquires any shares under, the offer of shares contemplated by this prospectus will be deemed to have represented, warranted and agreed to and with us and each underwriter that:

    (A)
    it is a "qualified investor" within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive; and

    (B)
    in the case of any shares acquired by it as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive, (i) the shares acquired by it in the offering have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than "qualified investors" (as defined in the Prospectus Directive), or in circumstances in which the prior consent of the representatives has been given to the offer or resale; or (ii) where shares have been acquired by it on behalf of persons in any Relevant Member State other than qualified investors, the offer of those shares to it is not treated under the Prospectus Directive as having been made to such persons.

              In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are "qualified investors" (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the "Order") and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons"). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Notice to Prospective Investors in Switzerland

              The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange ("SIX") or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

              Neither this document nor any other offering or marketing material relating to the offering, the issuer, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes ("CISA"). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Notice to Prospective Investors in the Dubai International Financial Centre

              This document relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority ("DFSA"). This document is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this document nor taken steps to verify the information set forth herein and has no responsibility for the document. The shares to which this document relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this document you should consult an authorized financial advisor.

LEGAL MATTERS

              Certain legal matters will be passed upon for us by Morrison & Foerster LLP, San Francisco, California. Baker Botts L.L.P., Houston, Texas is acting as counsel for the underwriters in connection with this offering.

EXPERTS

              The consolidated financial statements and schedule of Clean Energy Fuels Corp. as of December 31, 2008 and 2009 and for each of the years in the three-year period ended December 31, 2009, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2009, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, and upon the authority of said firm as experts in auditing and accounting.

              The audit report on the effectiveness of internal control over financial reporting of Clean Energy Fuels Corp. as of December 31, 2009, contains an explanatory paragraph that states that management's assessment of and conclusion on the effectiveness of internal control over financial reporting did not include the internal controls of BAF Technologies, Inc., which constituted 4% of total assets as of December 31, 2009 and 5% of revenues for the year then ended. The audit of internal control over financial reporting of Clean Energy Fuels Corp. and subsidiaries also did not include an evaluation of the internal control over financial reporting of BAF Technologies, Inc.

              The audit report covering the December 31, 2009, consolidated financial statements of Clean Energy Fuels Corp. refers to a change in the method of accounting for business combinations.

              The combined balance sheet of IMW Industries Group as at April 30, 2010 and the related combined statements of loss and comprehensive loss, retained earnings (deficit) and cash flows for the year then ended have been incorporated by reference herein in reliance upon the report of KPMG LLP, chartered accountants, and upon the authority of said firm as experts in auditing and accounting.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

              Certain statements in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based upon our current assumptions, expectations and beliefs concerning future developments and their potential effect on our business. In some cases, you can identify forward-looking statements by the following words: "may," "will," "could," "would," "should," "expect," "intend," "plan," "anticipate," "believe," "approximately," "estimate," "predict," "project," "potential," "continue," "ongoing," or the negative of these terms or other comparable terminology, although the absence of these words does not necessarily mean that a statement is not forward-looking. We believe that the statements in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference that we make regarding the following subject matters are forward-looking by their nature:

  •
  our ability to capture a substantial share of the significant anticipated growth in the market for natural gas as a vehicle fuel and to enhance our leadership position as that market expands;

  •
  passage of government legislation and regulation providing incentives, including vehicle and fuel credits, for natural gas vehicle production and purchases and fuel use;

  •
  plans to expand our station network and business with existing customers and to win business with new customers;

  •
  potential acquisitions of natural gas reserves, rights to natural gas production, and complementary businesses in the natural gas and biomethane fueling infrastructure, services and production industries;

  •
  entering the business of leasing natural gas vehicles and financing additional purchases of natural gas vehicles by our customers;

  •
  the success and expansion of our business of producing and selling biomethane derived from landfill gas;

  •
  the success of our business of selling converted natural gas vehicles;

  •
  our ability to successfully manage and integrate the operations of, and to implement effective controls and procedures over financial reporting at, BAF Technologies, Inc., our recently acquired, wholly owned subsidiary;

  •
  estimated payments to BAF shareholders in future years pursuant to the terms of the stock purchase agreement;

  •
  our ability to successfully manage and integrate the operations of, and to implement effective controls and procedures over financial reporting relating to, the business acquired from IMW;

  •
  payments to IMW shareholders in future years pursuant to the terms of the asset purchase agreement;

  •
  anticipated revenue from continued sales by BAF to AT&T;

  •
  anticipated revenue from sales of products and services provided by the business acquired from IMW;

  •
  our ability to perform our obligations under, and realize the expected benefits of, our arrangements with Republic Services, Inc.

  •
  expanding our sales in the regional trucking, ports, public transit, refuse hauling and airport markets;

  •
  expanding our business into international markets;

  •
  plans to expand our sales and marketing team and to hire sales experts to focus on targeted metropolitan areas and markets;

  •
  our ability to capitalize on the cost advantages of natural gas as a vehicle fuel;

  •
  plans to build additional natural gas fueling stations both under and not under contract;

  •
  plans to participate in state and federal grant programs;

  •
  plans to seek long-term LNG and CNG station construction, maintenance and fuel sales contracts with governmental bodies;

  •
  growth in demand for LNG in the regional trucking and other fleet markets;

  •
  expansion of our California LNG plant;

  •
  anticipated downtime at our DCE facility in 2010 and the availability of greenhouse gas emission reduction credits as a result of DCE's landfill gas operations;

  •
  our ability to use our low temperature, high pressure fuels expertise and to leverage our existing natural gas infrastructure to enter the hydrogen fuels market and supply hydrogen/natural gas blends;

  •
  developments and trends and opportunities for growth in the natural gas and fleet vehicle markets, including increased transition from diesel and gasoline powered vehicles to natural gas vehicles;

  •
  impact of a significant increase in use of natural gas as a vehicle fuel on overall demand for natural gas supplies;

  •
  estimated increases in costs for diesel engines and natural gas vehicles to meet federal 2010 emission standards;

  •
  more stringent emissions requirements continuing to make natural gas vehicles an attractive alternative to traditional gasoline and diesel powered vehicles;

  •
  impact of more stringent ozone standards on the number of nonattainment areas in the U.S.;

  •
  availability and performance of natural gas vehicles in our principal markets;

  •
  anticipated federal and state certification of additional natural gas vehicle models in 2010;

  •
  expanded use of natural gas vehicles at and sales of our fuel to trucks operating at the Los Angeles and Long Beach seaports and plans to model LNG truck deployment programs at other ports based on experiences at these seaports;

  •
  future supply, demand, use and prices of fossil and alternative fuels, including crude oil, gasoline, diesel, natural gas, biodiesel, ethanol, electricity, and hydrogen;

  •
  prices for gasoline and diesel continuing to be higher than the price of natural gas as a vehicle fuel;

  •
  estimated incremental costs, annual fuel usage, fuel costs, and annual fuel cost savings for vehicles using natural gas instead of gasoline or diesel;

  •
  impact of environmental regulations and pressures on oil supply on the cost of crude oil, gasoline, diesel and diesel engines;

  •
  impact of environmental regulations on the use of natural gas as a vehicle fuel;

  •
  impact of general economic trends and budget deficits faced by many government entities on our business;

  •
  the availability of tax incentives and grant programs that provide incentives for using natural gas as a vehicle fuel or purchasing natural gas vehicles;

  •
  reinstatement or extension of the Volumetric Excise Tax Credit;

  •
  extension of the alternative fuel vehicle tax credit beyond December 31, 2010;

  •
  passage of the NAT GAS Act or similar legislation and the impact on our business;

  •
  projected capital expenditures, project development costs and related funding requirements;

  •
  plans to retain all future earnings to finance future growth and general corporate purposes;

  •
  future margins on fuel sales;

  •
  estimated costs to cover the increased price of natural gas above the inherent prices embedded in our customers' fixed price and price cap contracts;

  •
  plans to purchase futures contracts and to continue offering fixed price sales requirement contracts as appropriate and consistent with our revised natural gas hedging policy;

  •
  ability to qualify all futures contracts as cash flow hedges;

  •
  our LNG liquefaction plant in California enabling us to supply our operations in California, Arizona and other western U.S. markets more economically;

  •
  costs associated with remaining in compliance with government regulations and laws;

  •
  our ability to obtain waivers for breach of covenants;

  •
  future asset retirement costs;

  •
  future impairments of goodwill balances;

  •
  access to equity capital and debt financing options, including, but not limited to, equipment financing, sale of convertible promissory notes or commercial bank financing;

  •
  exercise of Series I warrants by holders thereof; and

  •
  receipt and use of net proceeds from this offering.

              The preceding list is not intended to be an exhaustive list of all of our forward-looking statements. Although the forward-looking statements in this prospectus reflect our good faith judgment, based on currently available information, they involve known and unknown risks, uncertainties and other factors that may cause our actual results or our industries' actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to, those discussed in "Risk Factors" contained in this prospectus supplement, the accompanying prospectus, Part II, Item 1A of our Quarterly Report on Form 10-Q filed on November 8, 2010 (which document is incorporated by reference herein), or the other documents incorporated by reference. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus, to conform these statements to actual results, or to changes in our expectations. You should, however, review the factors and risks we describe in the reports we will file from time to time with the Securities and Exchange Commission after the date of this prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

              We file annual, quarterly and current reports, proxy statements and other information with the SEC as required by the Exchange Act. You can find, copy and inspect information we file with the SEC (including exhibits to such documents) at the SEC's Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain additional information about the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a site on the Internet at http://www.sec.gov/ that contains reports, proxy statements and other information that we file electronically with the SEC. You may also review such reports, proxy statements and other documents we file with the SEC on our website at http://www.cleanenergyfuels.com. Information included on our website is not a part of this prospectus supplement and the accompanying prospectus.

              We are "incorporating by reference" information into this prospectus supplement and the accompanying prospectus. This means that we are disclosing important information to you by referring you to another document that has been filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. We incorporate by reference into this prospectus supplement and the accompanying prospectus the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, which we refer to as the Exchange Act, after the initial filing of this registration statement that contains this prospectus supplement and prior to the time that we sell all of the securities offered by this prospectus supplement or the earlier termination of the offering (except in each case the information contained in such documents to the extent "furnished" and not "filed"):

  •
  Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed on March 10, 2010;

  •
  Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, filed on May 6, 2010;

  •
  Quarterly Report on Form 10-Q for the quarter ended June 30, 2010, filed on August 9, 2010;

  •
  Quarterly Report on Form 10-Q for the quarter ended September 30, 2010, filed on November 8, 2010;

  •
  Current Reports on Form 8-K filed on February 18, 2010, May 28, 2010, June 30, 2010, July 6, 2010, September 7, 2010, and September 13, 2010; and

  •
  The description of our common stock, which is contained in the registration statement on Form 8-A filed with the SEC on May 18, 2007.

              You may obtain copies, without charge, of documents incorporated by reference in this prospectus, by requesting them in writing or by telephone from us as follows: Clean Energy Fuels Corp., Attn: Investor Relations, 3020 Old Ranch Parkway, Suite 400, Seal Beach, California 90740, (562) 493-2804. Exhibits to the filings will not be sent, unless those exhibits have been specifically incorporated by reference in this prospectus.

PROSPECTUS

Clean Energy Fuels Corp.

Common Stock
Preferred Stock
Debt Securities
Warrants
Rights
Units

        We or selling securityholders may from time to time offer to sell common stock, preferred stock, debt securities, depositary shares, warrants, or units.

        Each time we or a selling securityholder sells securities pursuant to this prospectus, we will provide a supplement to this prospectus. Prospectus supplements will be filed and other offering material may be provided at later dates that will contain specific information about the offering and specific terms of the securities offered. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities.

        Our common stock is listed on the Nasdaq Global Market and trades under the symbol "CLNE." We or selling securityholders may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, of the securities covered by the applicable prospectus supplement.

        Investing in our securities involves a high degree of risk. See the "Risk Factors" section of our filings with the SEC and the applicable prospectus supplement for certain risks that you should consider before investing in our securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 30, 2010.

ABOUT THIS PROSPECTUS

        This document is called a prospectus and is part of a registration statement that we have filed with the Securities and Exchange Commission, or the SEC, using a "shelf" registration process. Under this shelf registration process, we or selling securityholders may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings in amounts to be determined from time to time.

        This prospectus provides you with a general description of the securities we or selling securityholders may offer. Each time we or selling securityholders offer a type or series of securities described in this prospectus, we will provide a prospectus supplement, or information that is incorporated by reference into this prospectus, containing more specific information about the terms of the securities that are being offered. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings and securities. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus, including without limitation, a discussion of any risk factors or other special considerations that apply to these offerings or securities or the specific plan of distribution. If there is any inconsistency between the information in this prospectus and a prospectus supplement or information incorporated by reference having a later date, you should rely on the information in that prospectus supplement or incorporated information having a later date. We urge you to read carefully this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading "Where You Can Find More Information," before buying any of the securities being offered.

        You should rely only on the information we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus.

        The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus and any prospectus supplement. We have filed and plan to continue to file other documents with the SEC that contain information about us and our business. Also, we will file legal documents that control the terms of the securities offered by this prospectus as exhibits to the reports that we file with the SEC. The registration statement and other reports can be read at the SEC web site or at the SEC offices mentioned under the heading "Available Information."

 AVAILABLE INFORMATION

        We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents filed by us at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings with the SEC are also available to the public through the SEC's web site at http://www.sec.gov.

        We have filed with the SEC a registration statement on Form S-3, of which this prospectus is a part, relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of the Company, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC's public reference room in Washington, D.C., as well as through the SEC's web site.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC and applicable law permits us to "incorporate by reference" into this prospectus information that we have or may in the future file with or furnish to the SEC. This means that we can disclose important information by referring you to those documents. You should read carefully the information incorporated herein by reference because it is an important part of this prospectus.

        We incorporate by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

  •
  Our Annual Report on Form 10-K for the year ended December 31, 2009;

  •
  Our Quarterly Report on Form 10-Q for the period ended March 31, 2010;

  •
  Our Current Reports on Form 8-K filed with the SEC on February 18, 2010, May 28, 2010, June 30, 2010, and July 6, 2010;

  •
  The description of our common stock contained in the Registration Statement on Form S-1, which became effective on May 24, 2007, including any amendment or report filed for the purposes of updating such description; and

  •
  All documents filed by Clean Energy Fuels Corp. under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or after the date of this prospectus and before the termination of this offering shall be deemed to be incorporated by reference into this prospectus from the respective dates of filing of such documents.

        Any information that we subsequently file with the SEC that is incorporated by reference as described above will automatically update and supersede any previous information that is part of this prospectus.

        We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. Written or telephone requests should be directed to Clean Energy Fuels Corp., Attn: Investor Relations, 3020 Old Ranch Parkway, Suite 400, Seal Beach, California 90740, (562) 493-2804.

 FORWARD-LOOKING STATEMENTS

        This prospectus and any accompanying prospectus supplement, including the documents we incorporate by reference therein or that are deemed to be a part thereof, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Exchange Act. Such statements include, without limitation, statements regarding our expectations, hopes or intentions regarding the future. These forward looking statements can often be identified by their use of words such as "expect," "believe," "anticipate," "outlook," "could," "target," "project," "intend," "plan," "seek," "estimate," "should," "may" and "assume," as well as variations of such words and similar expressions referring to the future. They also include statements concerning anticipated revenues, income or loss, capital expenditures, dividends, capital structure or other financial terms. For a non-exhaustive list of certain forward-looking statements that are incorporated by reference into or deemed to be a part of this prospectus and any prospectus supplement, please refer to the "Cautionary Note Regarding Forward-Looking Statements" in our Annual Report on Form 10-K for the year ended December 31, 2009.

        Forward-looking statements involve certain risks and uncertainties, many of which are beyond our control. If any of those risks and uncertainties materialize, actual results could differ materially from those discussed in any such forward-looking statement. Among the factors that could cause actual results to differ materially from those discussed in forward-looking statements are those discussed under the heading "Risk Factors" and in other sections of (i) our Annual Report on Form 10-K for the year ended December 31, 2009, (ii) our Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, (iii) our other reports filed from time to time with the SEC that are incorporated by reference into this prospectus and any prospectus supplement, or (iv) any prospectus supplement to this prospectus. See "Available Information" and "Incorporation of Certain Information by Reference" for information about how to obtain copies of those documents.

        All forward-looking statements in this prospectus, any prospectus supplement and the documents incorporated by reference therein are made only as of the date of the document in which they are contained, based on information available to us as of the date of that document, and we caution you not to place undue reliance on forward-looking statements in light of the risks and uncertainties associated with them. Except as required by law, we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

RISK FACTORS

        Investing in our securities involves significant risks. You should review carefully the risks and uncertainties described under the heading "Risk Factors" contained in, or incorporated by reference into, this prospectus, the applicable prospectus supplement, and any related free writing prospectus. Each of the referenced risks and uncertainties could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities. Additional risks not known to us or that we believe are immaterial may also adversely affect our business, operating results and financial condition and the value of an investment in our securities.

DESCRIPTION OF SECURITIES WE MAY OFFER

        We may issue, or selling securityholders may offer, from time to time, in one or more offerings the following securities:

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  shares of common stock;

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  shares of preferred stock;

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  debt securities;

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  warrants exercisable for debt securities, common stock or preferred stock;

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  or rights to purchase any of such securities; and

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  units of debt securities, common stock, preferred stock, rights or warrants, in any combination.

        This prospectus contains a summary of the material general terms of the various securities that we or selling securityholders may offer. The specific terms of the securities will be described in a prospectus supplement, information incorporated by reference, or free writing prospectus, which may be in addition to or different from the general terms summarized in this prospectus. Where applicable, the prospectus supplement, information incorporated by reference or free writing prospectus will also describe any material United States federal income tax considerations relating to the securities offered and indicate whether the securities offered are or will be listed on any securities exchange. The summaries contained in this prospectus and in any prospectus supplements, information incorporated by reference or free writing prospectus may not contain all of the information that you would find useful. Accordingly, you should read the actual documents relating to any securities sold pursuant to this prospectus. See "Available Information" and "Incorporation of Certain Information by Reference" for information about how to obtain copies of those documents.

        The terms of any particular offering, the initial offering price and the net proceeds to us will be contained in the prospectus supplement, information incorporated by reference or free writing prospectus relating to such offering.

DESCRIPTION OF CAPITAL STOCK

General

        The following summary of the material features of our capital stock does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of our restated certificate of incorporation, our amended and restated bylaws and other applicable law. See "Available Information."

        Pursuant to our restated certificate of incorporation, we are currently authorized to issue 149,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. The authorized shares of our common stock and preferred stock will be available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. If the approval of our stockholders is not required, our board of directors may determine not to seek stockholder approval.

Common Stock

  Dividends

        Subject to provisions of the Delaware General Corporation Law, or the DGCL, and to any future rights which may be granted to the holders of any series of our preferred stock, dividends are paid on our common stock when and as declared by our board of directors out of funds legally available for dividend payments.

  Voting rights

        Each holder of shares of our common stock is entitled to one vote per share on all matters submitted to a vote of our common stockholders. Holders of our common stock are not entitled to cumulative voting rights.

  Liquidation

        If we are liquidated, holders of our common stock are entitled to receive all remaining assets available for distribution to stockholders after satisfaction of our liabilities and the preferential rights of any of our preferred stock that may be outstanding at that time.

  Preemptive rights

        The holders of our common stock do not have any preemptive, conversion or redemption rights by virtue of their ownership of the common stock.

Preferred Stock

        Shares of our preferred stock may be issued in one or more series, and our board of directors is authorized to determine the designation and to fix the number of shares of each series. Our board of directors is further authorized to fix and determine the dividend rate, premium or redemption rates, conversion rights, voting rights, preferences, privileges, restrictions and other variations granted to or imposed upon any wholly unissued series of our preferred stock.

        Prior to the issuance of shares of a series of preferred stock, our board of directors will adopt resolutions and file a certificate of designation with the SEC. The certificate of designation will fix for each series the designation and number of shares and the rights, preferences, privileges and restrictions of the shares including, but not limited to, the following:

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  the maximum number of shares in the series and the distinctive designation;

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  voting rights, if any, of the preferred stock;

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  the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation applicable to the preferred stock;

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  whether dividends are cumulative or non-cumulative, and if cumulative, the date from which dividends on the preferred stock will accumulate;

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  the relative ranking and preferences of the preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding up of our affairs;

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  the terms and conditions, if applicable, upon which the preferred stock will be convertible into common stock, another series of preferred stock, or any other class of securities being registered hereby, including the conversion price (or manner of calculation) and conversion period;

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  the provision for redemption, if applicable, of the preferred stock;

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  the provisions for a sinking fund, if any, for the preferred stock;

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  liquidation preferences;

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  any limitations on the issuance of any class or series of preferred stock ranking senior to or on a parity with the class or series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

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  any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

        There shall be no limitation or restriction on any variation between any of the different series of preferred stock as to the designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof; and the several series of preferred stock may, except as otherwise expressly provided in any prospectus supplement, document incorporated by reference or any free writing prospectus, as applicable, vary in any and all respects as fixed and determined by the resolution or resolutions of our board of directors or any committee thereof, providing for the issuance of the various series; provided, however, that all shares of any one series of preferred stock shall have the same designation, preferences and relative, participating, optional or other special rights and qualifications, limitations and restrictions.

        Except as otherwise required by law, or as otherwise fixed by resolution or resolutions of our board of directors, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder on the record date.

Certain Anti-Takeover Matters

        Our restated certificate of incorporation and amended and restated bylaws include a number of provisions that may have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include:

  Advance Notice Requirements

        Our amended and restated bylaws establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of such stockholder proposals must be timely and given in writing to our Secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 60 days or more than 90 days prior to the anniversary date of the annual meeting for the preceding year. The notice must contain certain information specified in the amended and restated bylaws.

  Preferred Stock

        Our charter provides for 1,000,000 authorized shares of preferred stock. The existence of authorized but unissued shares of preferred stock may enable the board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, the board of directors were to determine that a takeover proposal is not in our best interests, the board of directors could cause shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquiror or insurgent stockholder or stockholder group. In this regard, the charter grants our board of directors broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance may also adversely affect the rights and powers, including voting rights, of such holders and may have the effect of delaying, deterring or preventing a change of control of us.

  Delaware Takeover Statutes

        We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. In general, Section 203 prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

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  the transaction is approved by the board before the date the interested stockholder attained that status;

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  upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

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  on or after the date the business combination is approved by the board, the business combination is authorized at a meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

        Section 203 defines "business combination" to include the following:

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  any sale, lease, exchange, mortgage, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder; a

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  any merger or consolidation involving the corporation or any majority-owned subsidiary and the interested stockholder;

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  subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation or by any majority-owned subsidiary of any stock of the corporation or of such subsidiary to the interested stockholder;

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  any transaction involving the corporation or any majority-owned subsidiary that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

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  the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or any majority-owned subsidiary.

        In general, Section 203 defines "interested stockholder" to be any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by any of these entities or persons.

        A Delaware corporation may opt out of this provision either with an express provision in its original Certificate of Incorporation or in an amendment to its Certificate of Incorporation or Bylaws approved by its stockholders. We have not opted out of this provision. Section 203 could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us.

Limitation of Liability and Indemnification Matters

        Our restated certificate of incorporation provides that a director of ours will not be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except in certain cases where liability is mandated by the Delaware General Corporation Law. Our amended and restated bylaws also provide for indemnification, to the fullest extent permitted by law, by us of any person made or threatened to be made a party to, or who is involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was our director or officer, or at our request, serves or served as a director or officer of any other enterprise, against all expenses, liabilities, losses and claims actually incurred or suffered by such person in connection with the action, suit or proceeding. Our amended and restated bylaws also provide that, to the extent authorized from time to time by our board of directors, we may provide indemnification to any one or more employees and other agents of ours to the extent and effect determined by the board of directors to be appropriate and authorized by the Delaware General Corporation Law. Our amended and restated bylaws also permit us to purchase and maintain insurance for the foregoing and we expect to maintain such insurance.

Listing

        Our common stock is listed on the Nasdaq Global Market and trades under the symbol "CLNE."

Transfer Agent and Registrar

        The Transfer Agent and Registrar for our common stock is Computershare Trust Company, N.A.

DESCRIPTION OF DEBT SECURITIES

        The following sets forth certain general terms and provisions of the base indenture to be entered into between us and an entity identified in the applicable prospectus supplement, as trustee, under which the debt securities are to be issued from time to time. We have filed a form of the base indenture as an exhibit to the registration statement of which this prospectus is a part. When the debt securities are offered in the future, the applicable offering material will explain the particular terms of those securities and the extent to which the general provisions may apply. The base indenture, as it may be supplemented, amended or modified from time to time, is referred to in this prospectus as the "indenture." Wherever particular sections or defined terms of the indenture are referred to, it is intended that such sections or defined terms shall be incorporated herein by reference. In this section of the prospectus, the term "the Company" refers only to Clean Energy Fuels Corp. and not to any of its subsidiaries.

        This summary and any description of the indenture and any debt securities in the applicable prospectus supplement, information incorporated by reference or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of the indenture, any indenture supplement and the terms of the debt securities, including, in each case, the definitions therein of certain terms. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of debt securities. See "Available Information" and "Incorporation of Certain Information by Reference" for information on how to obtain a copy of a document when it is filed. The specific terms of the debt securities as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

        The debt securities will represent unsecured general obligations of the Company, unless otherwise provided in the applicable offering material. As indicated in the applicable offering material, the debt securities will be either senior debt or subordinated debt.

General

        The indenture does not limit the amount of debt securities that may be issued thereunder. The applicable prospectus supplement, documents incorporated by reference, or free writing prospectus with respect to any debt securities will set forth the following terms of the debt securities offered pursuant thereto:

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  the title and series of such debt securities;

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  any limit upon the aggregate principal amount of such debt securities of such series;

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  whether such debt securities will be in global or other form;

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  the date or dates and method or methods by which principal and any premium on such debt securities is payable;

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  the interest rate or rates (or method by which such rate will be determined), if any;

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  the dates on which any such interest will be payable and the method of payment;

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  whether and under what circumstances any additional amounts are payable with respect to such debt securities;

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  the notice, if any, to holders of such debt securities regarding the determination of interest on a floating rate debt security;

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  the basis upon which interest on such debt securities shall be calculated, if other than that of a 360 day year of twelve 30-day months;

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  the place or places where the principal of and interest or additional amounts, if any, on such debt securities will be payable;

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  any redemption or sinking fund provisions, or the terms of any repurchase at the option of the holder of the debt securities;

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  the denominations of such debt securities, if other than $1,000 and integral multiples thereof;

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  any rights of the holders of such debt securities to convert the debt securities into, or exchange the debt securities for, other securities or property;

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  the terms, if any, on which payment of principal or any premium, interest or additional amounts on such debt securities will be payable in a currency other than U.S. dollars;

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  the terms, if any, by which the amount of payments of principal or any premium, interest or additional amounts on such debt securities may be determined by reference to an index, formula, financial or economic measure or other methods;

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  if other than the principal amount hereof, the portion of the principal amount of such debt securities that will be payable upon declaration of acceleration of the maturity thereof or provable in bankruptcy;

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  any events of default or covenants in addition to or in lieu of those described herein and remedies therefor;

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  whether such debt securities will be subject to defeasance or covenant defeasance;

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  the terms, if any, upon which such debt securities are to be issuable upon the exercise of warrants, units or rights;

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  any trustees and any authenticating or paying agents, transfer agents or registrars or any other agents with respect to such debt securities;

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  the terms, if any, on which such debt securities will be subordinate to other debt of the Company;

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  whether such debt securities will be guaranteed and the terms thereof;

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  whether such debt securities will be secured by collateral and the terms of such security; and

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  any other specific terms of such debt securities and any other deletions from or additions to or modifications of the indenture with respect to such debt securities.

        Debt securities may be presented for exchange, conversion or transfer in the manner, at the places and subject to the restrictions set forth in the debt securities and the applicable offering material. Such services will be provided without charge, other than any tax or other governmental charge payable in connection therewith, but subject to the limitations provided in the indenture.

        The indenture does not contain any covenant or other specific provision affording protection to holders of the debt securities in the event of a highly leveraged transaction or a change in control of the Company, except to the limited extent described below under "—Consolidation, Merger and Sale of Assets."

Modification and Waiver

        The indenture provides that supplements to the indenture and the applicable supplemental indentures may be made by the Company and the trustee for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or of modifying in any manner the rights of the holders of debt securities of a series under the indenture or the debt securities of such series, with the consent of the holders of a majority (or such greater amount as is provided for a particular series of debt securities) in principal amount of the outstanding debt securities issued under such indenture that are affected by the supplemental indenture, voting as a single class; provided that no such supplemental indenture may, without the consent of the holder of each such debt security affected thereby, among other things:

          (a)   change the stated maturity of the principal of, or any premium, interest or additional amounts on, such debt securities, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest or any additional amounts thereon, or reduce any premium payable on redemption thereof or otherwise, or reduce the amount of the principal of debt securities issued with original issue discount that would be due and payable upon an acceleration of the maturity thereof or the amount thereof provable in bankruptcy, or change the redemption provisions or adversely affect the right of repayment at the option of the holder, or change the place of payment or currency in which the principal of, or any premium, interest or additional amounts with respect to any debt security is payable, or impair or affect the right of any holder of debt securities to institute suit for the payment after such payment is due (except a rescission and annulment of acceleration with respect to a series of debt securities by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of such series and a waiver of the payment default that resulted from such acceleration);

          (b)   reduce the percentage of outstanding debt securities of any series, the consent of the holders of which is required for any such supplemental indenture, or the consent of whose holders is required for any waiver or reduce the quorum required for voting;

          (c)   modify any of the provisions of the sections of such indenture relating to supplemental indentures with the consent of the holders, waivers of past defaults or securities redeemed in part, except to increase any such percentage or to provide that certain other provisions of such indenture cannot be modified or waived without the consent of each holder affected thereby; or

          (d)   make any change that adversely affects the right to convert or exchange any security into or for common stock or other securities, cash or other property in accordance with the terms of the applicable debt security.

        The indenture provides that a supplemental indenture that changes or eliminates any covenant or other provision of the indenture that has expressly been included solely for the benefit of one or more particular series of debt securities, or that modifies the rights of the holders of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under the indenture of the holders of debt securities of any other series.

        The indenture provides that the Company and the trustee may, without the consent of the holders of any series of debt securities issued thereunder, enter into additional supplemental indentures for one of the following purposes:

          (a)   to evidence the succession of another corporation to the Company and the assumption by any such successor of the covenants of the Company in such indenture and in the debt securities issued thereunder;

          (b)   to add to the covenants of the Company or to surrender any right or power conferred on the Company pursuant to the indenture;

          (c)   to establish the form and terms of debt securities issued thereunder;

          (d)   to evidence and provide for a successor trustee under such indenture with respect to one or more series of debt securities issued thereunder or to provide for or facilitate the administration of the trusts under such indenture by more than one trustee;

          (e)   to cure any ambiguity, to correct or supplement any provision in the indenture that may be defective or inconsistent with any other provision of the indenture or to make any other provisions with respect to matters or questions arising under such indenture; provided that no such action pursuant to this clause (e) shall adversely affect the interests of the holders of any series of debt securities issued thereunder in any material respect;

          (f)    to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of securities under the indenture;

          (g)   to add any additional events of default with respect to all or any series of debt securities;

          (h)   to supplement any of the provisions of the indenture as may be necessary to permit or facilitate the defeasance and discharge of any series of debt securities, provided that such action does not adversely affect the interests of any holder of an outstanding debt security of such series or any other security in any material respect;

          (i)    to make provisions with respect to the conversion or exchange rights of holders of debt securities of any series;

          (j)    to pledge to the trustee as security for the debt securities of any series any property or assets;

          (k)   to add guarantees in respect of the debt securities of one or more series;

          (l)    to change or eliminate any of the provisions of the indenture, provided that any such change or elimination become effective only when there is no security of any series outstanding created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

          (m)  to provide for certificated securities in addition to or in place of global securities;

          (n)   to qualify such indenture under the Trust Indenture Act of 1939, as amended;

          (o)   with respect to the debt securities of any series, to conform the text of the indenture or the debt securities of such series to any provision of the description thereof in the Company's offering memorandum or prospectus relating to the initial offering of such debt securities, to the extent that such provision, in the good faith judgment of the Company, was intended to be a verbatim recitation of a provision of the indenture or such securities; or

          (p)   to make any other change that does not adversely affect the rights of holders of any series of debt securities issued thereunder in any material respect.

Events of Default

        Unless otherwise provided in any applicable prospectus supplement, documents incorporated by reference or free writing prospectus, the following will be events of default under the indenture with respect to each series of debt securities issued thereunder:

          (a)   default for 30 days in the payment when due of interest on, or any additional amount in respect of, any series of debt securities;

          (b)   default in the payment of principal or any premium on any series of the debt securities outstanding under the indenture when due;

          (c)   default in the payment, if any, of any sinking fund installment when and as due by the terms of any debt security of such series, subject to any cure period that may be specified in any debt security of such series;

          (d)   failure by the Company for 60 days after receipt by registered or certified mail of written notice from the trustee upon instruction from holders of at least 25% in principal amount of the then outstanding debt securities of such series to comply with any of the other agreements in the indenture and stating that such notice is a "Notice of Default" under the indenture; provided, that if such failure cannot be remedied within such 60-day period, such period shall be automatically extended by another 60 days so long as (i) such failure is subject to cure and (ii) the Company is using commercially reasonable efforts to cure such failure; and provided, further, that a failure to comply with any such other agreement in the indenture that results from a change in generally accepted accounting principles shall not be deemed to be an event of default;

          (e)   certain events of bankruptcy, insolvency or reorganization of the Company; and

          (f)    any other event of default provided in a supplemental indenture with respect to a particular series of debt securities, provided that any event of default that results from a change in generally accepted accounting principles shall not be deemed to be an event of default.

        In case an event of default specified in clause (a) or (b) above shall occur and be continuing with respect to any series of debt securities, holders of at least 25%, and in case an event of default specified in any clause other than clause (a), (b) or (e) above shall occur and be continuing with respect to any series of debt securities, holders of at least a majority, in aggregate principal amount of the debt securities of such series then outstanding may declare the principal (or, in the case of discounted debt securities, the amount specified in the terms thereof) of such series to be due and payable. If an event of default described in (e) above shall occur and be continuing then the principal amount (or, in the case of discounted debt securities, the amount specified in the terms thereof) of all the debt securities outstanding shall be and become due and payable immediately, without notice or other action by any holder or the trustee, to the full extent permitted by law. Any past or existing default or event of default with respect to particular series of debt securities under such indenture may be waived by the holders of a majority in aggregate principal amount of the outstanding debt securities of such series, except in each case a continuing default (1) in the payment of the principal of, any premium or interest on, or any additional amounts with respect to, any debt security of such series, or (2) in respect of a covenant or provision which cannot be modified or amended without the consent of each holder affected thereby.

        The indenture provides that the trustee may withhold notice to the holders of any default with respect to any series of debt securities (except in payment of principal of or interest or premium on, or sinking fund payment in respect of, the debt securities) if the trustee considers it in the interest of holders to do so.

        The indenture contains a provision entitling the trustee to be indemnified by the holders before proceeding to exercise any trust or power under the indenture at the request of such holders. The indenture provides that the holders of a majority in aggregate principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceedings for any remedy available to the trustee or of exercising any trust or power conferred upon the trustee with respect to the debt securities of such series; provided, however, that the trustee may decline to follow any such direction if, among other reasons, the trustee determines in good faith that the actions or proceedings as directed may not lawfully be taken or would be unduly prejudicial to the holders of the debt securities of such series not joining in such direction. The right of a holder to institute a proceeding with respect to a series of debt securities will be subject to certain conditions precedent including, without limitation, that in case of an event of default specified in clause (a), (b) or (e) of the first paragraph above under "—Events of Default," holders of at least 25%, or in case of an event of default other than specified in clause (a), (b) or (e) of the first paragraph above under "—Events of Default", holders of at least a majority, in aggregate principal amount of the debt securities of such series then outstanding make a written request upon the trustee to exercise its powers under such indenture, indemnify the trustee and afford the trustee reasonable opportunity to act. Notwithstanding the foregoing, the holder has an absolute right to receipt of the principal of, premium, if any, and interest when due on the debt securities, to require conversion of debt securities if such indenture provides for convertibility at the option of the holder and to institute suit for the enforcement thereof.

Consolidation, Merger and Sale of Assets

        The indenture provides that the Company may not directly or indirectly consolidate with or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets and properties and the assets and properties of its subsidiaries (taken as a whole) to another person in one or more related transactions unless the successor person is a person organized under the laws of any domestic jurisdiction and assumes the Company's obligations on the debt securities issued thereunder, and under the indenture, and after giving effect thereto no event of default, and no event that, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing, and that certain other conditions are met.

Certain Covenants

        Payment of Principal, any Premium, Interest or Additional Amounts.    The Company will duly and punctually pay the principal of, and premium and interest on or any additional amounts payable with respect to, any debt securities of any series in accordance with their terms.

        Maintenance of Office or Agency.    The Company will be required to maintain an office or agency in each place of payment for each series of debt securities for notice and demand purposes and for the purposes of presenting or surrendering debt securities for payment, registration of transfer, or exchange.

        Reports.    So long as any debt securities of a particular series are outstanding under the indenture, the Company will file with the trustee, within 30 days after the Company has filed the same with the Commission, unless such reports are available on the Commission's EDGAR filing system (or any successor thereto), copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then it shall file with the trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations.

        Additional Covenants.    Any additional covenants of the Company with respect to any series of debt securities will be set forth in the applicable prospectus supplement, documents incorporated by reference or free writing prospectus relating thereto.

Conversion Rights

        The terms and conditions, if any, upon which the debt securities are convertible into common stock or preferred stock will be set forth in the applicable prospectus supplement, documents incorporated by reference or free writing prospectus relating thereto. Such terms will include the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders or the Company, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of redemption of such debt securities and any restrictions on conversion.

Redemption; Repurchase at the Option of the Holder; Sinking Fund

        The terms and conditions, if any, upon which (a) the debt securities are redeemable at the option of the Company, (b) the holder of debt securities may cause the Company to repurchase such debt securities or (c) the debt securities are subject to any sinking fund will be set forth in the applicable prospectus supplement, documents incorporated by reference or free writing prospectus relating thereto.

Repurchases on the Open Market

        The Company or any affiliate of the Company may at any time or from time to time repurchase any debt security in the open market or otherwise. Such debt securities may, at the option of the Company or the relevant affiliate of the Company, be held, resold or surrendered to the trustee for cancellation.

Discharge, Defeasance and Covenant Defeasance

        The indenture provides, with respect to each series of debt securities issued thereunder, that the Company may satisfy and discharge its obligations under such debt securities of a series and such indenture with respect to debt securities of such series if:

          (a)   all debt securities of such series previously authenticated and delivered, with certain exceptions, have been accepted by the trustee for cancellation; or

          (b)   (i) the debt securities of such series have become due and payable, or mature within one year, or all of them are to be called for redemption within one year under arrangements satisfactory to the trustee for giving the notice of redemption and the Company irrevocably deposits in trust with the trustee, as trust funds solely for the benefit of the holders of such debt securities, for that purpose, money or governmental obligations or a combination thereof sufficient (in the opinion of a nationally recognized independent registered public accounting firm expressed in a written certification thereof delivered to the trustee) to pay the entire indebtedness on the debt securities of such series to maturity or redemption, as the case may be, and pays all other sums payable by it under such indenture; and

           (ii)  the Company delivers to the trustee an officers' certificate and an opinion of counsel, in each case stating that all conditions precedent provided for in such indenture relating to the satisfaction and discharge of such indenture with respect to the debt securities of such series have been complied with.

        Notwithstanding such satisfaction and discharge, the obligations of the Company to compensate and indemnify the trustee, to pay additional amounts, if any, in respect of debt securities in certain circumstances and to convert or exchange debt securities pursuant to the terms thereof and the obligations of the Company and the trustee to hold funds in trust and to apply such funds pursuant to the terms of the indenture, with respect to issuing temporary debt securities, with respect to the registration, transfer and exchange of debt securities, with respect to the replacement of mutilated, destroyed, lost or stolen debt securities and with respect to the maintenance of an office or agency for payment, shall in each case survive such satisfaction and discharge.

        Unless inapplicable to debt securities of a series pursuant to the terms thereof, the indenture provides that (i) the Company will be deemed to have paid and will be discharged from any and all obligations in respect of the debt securities issued thereunder of any series, and the provisions of such indenture will, except as noted below, no longer be in effect with respect to the debt securities of such series ("defeasance") and (ii) (1) the Company may omit to comply with the covenant under "—Consolidation, Merger and Sale of Assets" and any other additional covenants established pursuant to the terms of such series, and such omission shall be deemed not to be an event of default under clause (d) or (f) of the first paragraph of "—Events of Default" and (2) the occurrence of any event described in clause (f) of the first paragraph of "—Events of Default" shall not be deemed to be an event of default, in each case with respect to the outstanding debt securities of such series ((1) and (2) of this clause (ii), "covenant defeasance"); provided that the following conditions shall have been satisfied with respect to such series:

          (a)   the Company has irrevocably deposited in trust with the trustee as trust funds solely for the benefit of the holders of the debt securities of such series, for payment of the principal of and interest of the debt securities of such series, money or government obligations or a combination thereof sufficient (in the opinion of a nationally recognized independent registered public accounting firm expressed in a written certification thereof delivered to the trustee) without consideration of any reinvestment to pay and discharge the principal of and accrued interest on the outstanding debt securities of such series to maturity or earlier redemption (irrevocably provided for under arrangements satisfactory to the trustee), as the case may be;

          (b)   such defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, such indenture or any other material agreement or instrument to which the Company is a party or by which it is bound;

          (c)   no event of default or event which with notice or lapse of time would become an event of default with respect to such debt securities of such series shall have occurred and be continuing on the date of such deposit;

          (d)   the Company shall have delivered to such trustee an opinion of counsel as described in the indenture to the effect that the holders of the debt securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of the Company's exercise of its option under this provision of such indenture and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance or covenant defeasance had not occurred;

          (e)   the Company has delivered to the trustee an officers' certificate and an opinion of counsel, in each case stating that all conditions precedent provided for in such indenture relating to the defeasance contemplated have been complied with;

          (f)    if the debt securities are to be redeemed prior to their maturity, notice of such redemption shall have been duly given or in another manner satisfactory to the trustee; and

          (g)   any such defeasance or covenant defeasance shall comply with any additional or substitute terms provided for by the terms of such debt securities of such series.

        Notwithstanding a defeasance or covenant defeasance, the Company's obligations with respect to the following in respect of debt securities of such series will survive with respect to such securities until otherwise terminated or discharged under the terms of the indenture or no debt securities of such series are outstanding:

          (a)   the rights of holders of outstanding debt securities of such series to receive payments in respect of the principal of, interest on or premium or additional amounts, if any, payable in respect of, such debt securities when such payments are due from the trust referred in clause (a) in the preceding paragraph;

          (b)   the issuance of temporary debt securities, the registration, transfer and exchange of debt securities, the replacement of mutilated, destroyed, lost or stolen debt securities and the maintenance of an office or agency for payment and holding payments in trust;

          (c)   the rights, powers, trusts, duties and immunities of the trustee, and the Company's obligations in connection therewith; and

          (d)   the defeasance or covenant defeasance provisions of the indenture.

Applicable Law

        The indenture provides that the debt securities and the indenture will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF WARRANTS

General

        We may issue warrants to purchase debt securities, common stock, preferred stock or any combination of these securities. We may issue the warrants independently or together with any underlying securities, and the warrants may be attached or separate from the underlying securities. We may also issue a series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

        The following description is a summary of selected provisions relating to the warrants that we may issue. The summary is not complete. When warrants are offered in the future, a prospectus supplement, information incorporated by reference or free writing prospectus as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the warrants as described in a prospectus supplement information, incorporated by reference or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

        This summary and any description of warrants in the applicable prospectus supplement, information incorporated by reference or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific warrant document or agreement, which we will file with the SEC for incorporation by reference into this prospectus. See "Available Information" and "Incorporation of Certain Information by Reference" for information on how to obtain a copy of a warrant document when it is filed.

        When we refer to a series of warrants, we mean all warrants issued as part of the same series under the applicable warrant agreement.

Terms

        The applicable prospectus supplement, information incorporated by reference or free writing prospectus, may describe the terms of any warrants that we may offer, including but not limited to the following:

  •
  the title of the warrants;

  •
  the total number of warrants;

  •
  the price or prices at which the warrants will be issued;

  •
  the currency or currencies that investors may use to pay for the warrants;

  •
  the date on which the right to exercise the warrants will commence and the date on which the right will expire;

  •
  whether the warrants will be issued in registered form or bearer form;

  •
  information with respect to book-entry procedures, if any;

  •
  if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

  •
  if applicable, the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

  •
  if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

  •
  if applicable, a discussion of material United States federal income tax considerations;

  •
  if applicable, the terms of redemption of the warrants;

  •
  the identity of the warrant agent, if any;

  •
  the procedures and conditions relating to the exercise of the warrants; and

  •
  any other terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

Warrant Agreements

        We may issue the warrants in one or more series under one or more warrant agreements, each to be entered into between us and a bank, trust company, or other financial institution as warrant agent. We may add, replace, or terminate warrant agents from time to time. We may also choose to act as our own warrant agent or may choose one of our subsidiaries to do so.

        The warrant agent under a warrant agreement will act solely as our agent in connection with the warrants issued under that agreement. The warrant agent will not assume any obligation or relationship of agency or trust for or with any holders of those warrants. Any holder of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise those warrants in accordance with their terms. Until the warrant is properly exercised, no holder of any warrant will be entitled to any rights of a holder of the warrant property purchasable upon exercise of the warrant.

Form, Exchange, and Transfer

        We may issue the warrants in registered form or bearer form. Warrants issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the warrants represented by the global security. Those investors who own beneficial interests in a global warrant will do so through participants in the depository's system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue warrants in non-global form, i.e., bearer form. If any warrants are issued in non-global form, warrant certificates may be exchanged for new warrant certificates of different denominations, and holders may exchange, transfer, or exercise their warrants at the warrant agent's office or any other office indicated in the applicable prospectus supplement, information incorporated by reference or free writing prospectus.

        Prior to the exercise of their warrants, holders of warrants exercisable for debt securities will not have any of the rights of holders of the debt securities purchasable upon such exercise and will not be entitled to payments of principal (or premium, if any) or interest, if any, on the debt securities purchasable upon such exercise. Prior to the exercise of their warrants, holders of warrants exercisable for shares of preferred stock or common stock will not have any rights of holders of the preferred stock or common stock purchasable upon such exercise and will not be entitled to dividend payments, if any, or voting rights of the preferred stock or common stock purchasable upon such exercise.

Exercise of Warrants

        A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement, information incorporated by reference or free writing prospectus. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement, information incorporated by reference or free writing prospectus. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be redeemed as set forth in the applicable prospectus supplement, information incorporated by reference or free writing prospectus.

        Warrants may be exercised as set forth in the applicable prospectus supplement, information incorporated by reference or free writing prospectus. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, information incorporated by reference or free writing prospectus, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

 DESCRIPTION OF RIGHTS

General

        We may issue rights to purchase our debt securities, common stock, preferred stock or other securities. These rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the rights in such offering. In connection with any offering of such rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

        Each series of rights will be issued under a separate rights agreement which we will enter into with a bank or trust company, as rights agent, all which will be set forth in the relevant offering material. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights.

        The following description is a summary of selected provisions relating to rights that we may offer. The summary is not complete. When rights are offered in the future, a prospectus supplement, information incorporated by reference or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the rights as described in a prospectus supplement, information incorporated by reference, or other offering material will supplement and, if applicable, may modify or replace the general terms described in this section.

        This summary and any description of rights in the applicable prospectus supplement, information incorporated by reference or free writing prospectus is subject to and is qualified in its entirety by reference to the rights agreement and the rights certificates. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of rights. See "Available Information" and "Incorporation of Certain Information by Reference" for information on how to obtain a copy of a document when it is filed.

        The applicable prospectus supplement, information incorporated by reference or free writing prospectus may describe:

  •
  In the case of a distribution of rights to our stockholders, the date of determining the stockholders entitled to the rights distribution;

  •
  In the case of a distribution of rights to our stockholders, the number of rights issued or to be issued to each stockholder;

  •
  the exercise price payable for each share of debt securities, common stock, preferred stock or other securities upon the exercise of the rights;

  •
  the number and terms of the shares of debt securities, common stock, preferred stock or other securities which may be purchased per each right;

  •
  the extent to which the rights are transferable;

  •
  the date on which the holder's ability to exercise the rights shall commence, and the date on which the rights shall expire;

  •
  the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities;

  •
  if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights; and

  •
  any other terms of the rights, including, but not limited to, the terms, procedures, conditions and limitations relating to the exchange and exercise of the rights.

        The provisions described in this section, as well as those described under "Description of Debt Securities" and "Description of Capital Stock," will apply, as applicable, to any rights we offer.

DESCRIPTION OF UNITS

General

        We may issue units composed of any combination of our debt securities, common stock, preferred stock and warrants. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

        The following description is a summary of selected provisions relating to units that we may offer. The summary is not complete. When units are offered in the future, a prospectus supplement, information incorporated by reference or free writing prospectus as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the units as described in a prospectus supplement or information incorporated by reference will supplement and, if applicable, may modify or replace the general terms described in this section.

        This summary and any description of units in the applicable prospectus supplement, information incorporated by reference or free writing prospectus is subject to and is qualified in its entirety by reference to the unit agreement, collateral arrangements and depositary arrangements, if applicable. We will file these documents with the SEC for incorporation by reference into this prospectus, as applicable. See "Available Information" and "Incorporation of Certain Information by Reference" for information on how to obtain a copy of a document when it is filed.

        The applicable prospectus supplement, information incorporated by reference or free writing prospectus may describe:

  •
  the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

  •
  any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities composing the units;

  •
  whether the units will be issued in fully registered or global form; and

  •
  any other terms of the units.

        The applicable provisions described in this section, as well as those described under "Description of Debt Securities," "Description of Capital Stock" and "Description of Warrants," will apply to each unit and to each security included in each unit, respectively.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our consolidated ratio of earnings to fixed charges or our deficiency of earnings to fixed charges for the periods indicated. For purposes of determining the amounts, earnings are defined as pre-tax income (loss) from continuing operations before adjustment for income or loss from equity method investees, plus fixed charges (as defined), plus amortization of capitalized interest, less interest capitalized. Fixed charges consist of interest expense and capitalized interest, plus amortization of capitalized debt issuance costs, plus a reasonable approximation of the interest portion of rental expense.

	Year Ended December 31,
						Three Months Ended March 31, 2010
	2005	2006	2007	2008	2009
Ratio of Earning to Fixed Charges:	39.5	—	—	—	—	—
Deficiency of Earnings to Fixed Charges:	$—	$89,771,949	$7,672,482	$44,558,526	$34,091,010	$25,734,119

USE OF PROCEEDS

        Unless otherwise indicated in the applicable prospectus supplement, information incorporated by reference or free writing prospectus, we intend to use the net proceeds from the sale of securities for working capital and other general corporate purposes, which may include capital expenditures related to station construction activities, investment in our LNG plants and biomethane production plant, or future acquisitions of natural gas fueling infrastructure, vehicle or services businesses and biomethane production assets. We have not determined the amounts we plan to spend on any of the areas listed above or the timing of those expenditures. As a result, our management will have broad discretion to allocate the net proceeds from any offering and investors will be relying on the judgment of management with regard to the use of proceeds. Pending application of the net proceeds, we may temporarily invest the net proceeds in short-term marketable securities.

PLAN OF DISTRIBUTION

        We or a selling securityholder may sell the securities through underwriters or dealers, through agents, directly to one or more purchasers, through a rights offering, or otherwise. We will describe the terms of the offering of the securities in a prospectus supplement, information incorporated by reference or free writing prospectus, including:

  •
  the name or names of any underwriters, if any;

  •
  the purchase price of the securities and the proceeds we will receive from the sale;

  •
  any underwriting discounts and other items constituting underwriters' compensation;

  •
  any initial public offering price;

  •
  any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any securities exchange or market on which the securities may be listed.

        Only underwriters we name in the prospectus supplement, information incorporated by reference or free writing prospectus are underwriters of the securities offered thereby.

        The distribution of securities may be effected, from time to time, in one or more transactions, including:

  •
  block transactions (which may involve crosses) and transactions on the Nasdaq Global Market or any other organized market where the securities may be traded;

  •
  purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

  •
  ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

  •
  sales "at the market" to or through a market maker or into an existing trading market, on an exchange or otherwise; and

  •
  sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

        The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

        We may also make direct sales through subscription rights distributed to our existing stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

        Some or all of the securities that we offer though this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

        Agents may, from time to time, solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

        If underwriters are used in an offering, securities will be acquired by the underwriters for their own account and may be resold, from time to time, in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus, and the applicable prospectus supplement and any applicable free writing prospectus will be used by the underwriters to resell the securities.

        If a dealer is used in the sale of the securities, we, a selling securityholder, or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, the name of the dealer and the terms of the transactions.

        We or a selling securityholder may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

        Agents, underwriters and dealers may be entitled under agreements which may be entered into with us or selling securityholders to indemnification against specified liabilities, including liabilities incurred under the Securities Act, or to contribution to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us, our subsidiaries or affiliates in the ordinary course of business.

        Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

        Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

        Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

        To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

        All securities we or a selling securityholder offer other than common stock will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

        In compliance with the guidelines of the Financial Industry Regulatory Authority ("FINRA"), the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement, as the case may be.

SELLING SECURITYHOLDERS

        Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

VALIDITY OF THE SECURITIES

        Morrison & Foerster LLP, San Francisco, California, will pass upon the validity of the securities offered hereby.

EXPERTS

        The consolidated financial statements and schedule of Clean Energy Fuels Corp. as of December 31, 2008 and 2009 and for each of the years in the three-year period ended December 31, 2009, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2009 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein and upon the authority of said firm as experts in auditing and accounting.

        The audit report on the effectiveness of internal control over financial reporting as of December 31, 2009, contains an explanatory paragraph that states that management's assessment of and conclusion on the effectiveness of internal control over financial reporting did not include the internal controls of BAF Technologies, Inc., which constituted 4% of total assets as of December 31, 2009 and 5% of revenues for the year then ended. The audit of internal control over financial reporting of Clean Energy Fuels Corp. and subsidiaries also did not include an evaluation of the internal control over financial reporting of BAF Technologies, Inc.

        The audit report covering the December 31, 2009, consolidated financial statements refers to a change in the method of accounting for business combinations.

3,000,000 Shares

Common Stock

PROSPECTUS SUPPLEMENT

Sole Book-Running Manager

BofA Merrill Lynch

Co-Manager

Craig-Hallum Capital Group

November 11, 2010